Exhibit 99.1

Contact:

Jeff Hall, Chief Financial Officer

David Myers, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Reports Fourth Quarter Results

ST. LOUIS, February 22, 2012—Express Scripts, Inc. (Nasdaq: ESRX) announced 2011 fourth quarter and full year net income from continuing operations of $290.4 million and $1,275.8 million, or $0.59 and $2.53 per diluted share, respectively. Adjusted earnings per share, as detailed in Table 4 were $0.82 and $2.97 per diluted share for the fourth quarter and full year, respectively.

“Through our unwavering focus on innovation, service and alignment, we achieved a historically high level of client retention,” stated George Paz, chairman and chief executive officer. “The pending merger with Medco will allow us to combine our complementary strengths and accelerate our clinical offerings designed to improve health outcomes while lowering healthcare costs for our clients and patients.”

Fourth Quarter 2011 Review (Data reflected on an adjusted basis. See Tables 2 and 3)

•	Adjusted claims of 194.9 million, up 2% from fourth quarter 2010 driven by increases in Canada and Medicaid business

•	Gross profit of $0.9 billion, up 8% from fourth quarter 2010

•	Gross profit and selling, general and administrative (“SG&A”) were impacted by the continued acceleration of projects to free up capacity for integration activities in 2012

•	SG&A expenses include an unexpected $11 million charge for tax items

•	EBITDA of $0.7 billion, up 8% from fourth quarter 2010

•	EBITDA per adjusted claim of $3.66, up 6% from fourth quarter 2010

•	Cash flow from operations of $0.5 billion, up 93% from fourth quarter 2010

Full Year 2011 Review (Data reflected on an adjusted basis. See Tables 2 and 3)

•	Adjusted claims of 751.5 million, down slightly from 2010

•	Gross profit of $3.4 billion, up 7% from 2010

•	EBITDA of $2.7 billion, up 10% from 2010

•	EBITDA per adjusted claim of $3.54, up 11% from 2010

•	Cash flow from operations of $2.2 billion, including merger-related costs, up 4% from 2010

Guidance

Although the Company will not provide 2012 guidance until after the completion of the acquisition of Medco, which is expected in the first half of 2012, the Company is reaffirming the following:

•	Claims utilization and in-group attrition expected to be consistent with 2011 levels.

•	Client retention, based on prescription volume, expected to be greater than 97%.

•	Through strong support from clients, greater than 95% of its clients’ prescription volume moved forward into 2012 without Walgreens as a network provider.

•	As a result of the preceding factors and sales activity to date, which included three new signature wins, the Company expects claims growth to be in a range of 0% to 2%.

About Express Scripts

Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com/ and http://www.consumerology.com/.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-K filed with the SEC on February 22, 2012. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS, INC.

Unaudited Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2011	2010	2011	2010
Revenues(1)	$12,101.4	$11,294.2	$46,128.3	$44,973.2
Cost of revenues (1)	11,256.9	10,520.8	42,918.4	42,015.0

Gross profit	844.5	773.4	3,209.9	2,958.2
Selling, general and administrative	269.6	215.5	898.2	887.3

Operating income	574.9	557.9	2,311.7	2,070.9

Other (expense) income:
Interest income	4.6	0.5	12.4	4.9
Interest expense and other	(115.4)	(40.1)	(299.7)	(167.1)

	(110.8)	(39.6)	(287.3)	(162.2)

Income before income taxes	464.1	518.3	2,024.4	1,908.7
Provision for income taxes	173.7	188.7	748.6	704.1

Net income from continuing operations	290.4	329.6	1,275.8	1,204.6
Net (loss) from discontinued operations, net of tax	—	—	—	(23.4)

Net income	$290.4	$329.6	$1,275.8	$1,181.2

Weighted average number of common shares outstanding during the period:
Basic	485.3	527.5	500.9	538.5
Diluted	489.0	532.9	505.0	544.0

Basic earnings (loss) per share:
Continuing operations	$0.60	$0.62	$2.55	$2.24
Discontinued operations	—	—	—	(0.04)
Net earnings	0.60	0.62	2.55	2.19

Diluted earnings (loss) per share:
Continuing operations	$0.59	$0.62	$2.53	$2.21
Discontinued operations	—	—	—	(0.04)
Net earnings	0.59	0.62	2.53	2.17

(1)

Includes retail pharmacy co-payments of $1,412.6 million and $1,493.0 million for the three months ended December 31, 2011 and 2010, respectively and $5,786.6 million and $6,181.4 million for the years ended December 31, 2011 and 2010, respectively.

EXPRESS SCRIPTS, INC.

Unaudited Consolidated Balance Sheet

(in millions, except share data)	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$5,620.1	$523.7
Restricted cash and investments	17.8	16.3
Receivables, net	1,915.7	1,720.9
Inventories	374.4	382.4
Prepaid expenses	68.7	177.6
Deferred taxes	45.8	86.0
Other current assets	15.5	34.4

Total current assets	8,058.0	2,941.3
Property and equipment, net	416.2	372.7
Goodwill	5,485.7	5,486.2
Other intangible assets, net	1,620.9	1,725.0
Other assets	26.2	32.6

Total assets	$15,607.0	$10,557.8

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$2,874.1	$2,666.5
Accounts payable	928.1	656.7
Accrued expenses	656.0	593.9
Current maturities of long-term debt	999.9	0.1

Total current liabilities	5,458.1	3,917.2
Long-term debt	7,076.4	2,493.7
Other liabilities	598.8	540.3

Total liabilities	13,133.3	6,951.2

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value per share; shares issued: 690,650,000 and 690,231,000, respectively; shares outstanding: 484,582,000 and 528,069,000, respectively	6.9	6.9
Additional paid-in capital	2,438.2	2,354.4
Accumulated other comprehensive income	17.0	19.8
Retained earnings	6,645.6	5,369.8

	9,107.7	7,750.9
Common stock in treasury at cost, 206,068,000 and 162,162,000 shares, respectively	(6,634.0)	(4,144.3)

Total stockholders’ equity	2,473.7	3,606.6

Total liabilities and stockholders' equity	$15,607.0	$10,557.8

EXPRESS SCRIPTS, INC.

Unaudited Consolidated Statement of Cash Flows

	Year Ended December 31,
(in millions)	2011	2010
Cash flows from operating activities:
Net income	$1,275.8	$1,181.2
Net loss from discontinued operations, net of tax	—	23.4

Net income from continuing operations	1,275.8	1,204.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	253.4	244.7
Deferred income taxes	137.8	110.4
Employee stock-based compensation expense	48.8	49.7
Bad debt expense	11.6	5.2
Deferred financing fees	81.0	5.1
Other, net	4.5	9.4
Changes in operating assets and liabilities:
Receivables	(206.1)	793.0
Inventories	8.0	(70.2)
Other current and noncurrent assets	119.2	(90.0)
Claims and rebates payable	207.5	(186.7)
Other current and noncurrent liabilities	250.5	29.9

Net cash provided by operating activities—continuing operations	2,192.0	2,105.1
Net cash provided by operating activities—discontinued operations	—	12.3

Net cash flows provided by operating activities	2,192.0	2,117.4

Cash flows from investing activities:
Purchases of property and equipment	(144.4)	(119.9)
Purchase of short-term investments	(25.0)	(38.0)
Proceeds from sale of short-term investments	45.0	8.6
Proceeds from the sale of business	—	2.5
Other	0.5	1.7

Net cash used in investing activities—continuing operations	(123.9)	(145.1)
Net cash used in investing activities—discontinued operations	—	(0.8)

Net cash used in investing activities	(123.9)	(145.9)

Cash flows from financing activities:
Proceeds from long-term debt, net of discounts	5,580.3	—
Treasury stock acquired	(2,515.7)	(1,276.2)
Deferred financing fees	(91.6)	(3.9)
Net proceeds from employee stock plans	32.2	35.3
Tax benefit relating to employee stock compensation	28.3	58.9
Repayment of long-term debt	(0.1)	(1,340.1)
Other	(2.9)	3.0

Net cash provided by (used in) financing activities	3,030.5	(2,523.0)

Effect of foreign currency translation adjustment	(2.2)	4.8

Net increase (decrease) in cash and cash equivalents	5,096.4	(546.7)
Cash and cash equivalents at beginning of period	523.7	1,070.4

Cash and cash equivalents at end of period	$5,620.1	$523.7

Table 1

Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Claims Volume
Network	156.4	153.1	600.4	602.0
Home Delivery & Specialty (1)	13.6	13.6	53.4	54.1

Total claims	170.0	166.7	653.8	656.1

Total adjusted claims(2)	194.9	191.3	751.5	753.9

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$28.5	$114.0	$114.0
Cost of revenues depreciation	12.3	11.8	43.5	40.0
Selling, general and administrative depreciation	14.9	13.3	55.2	50.0
Selling, general and administrative amortization	10.2	10.2	40.7	40.7

Total D&A	$65.9	$63.8	$253.4	$244.7

Generic Fill Rate
Network	75.8%	73.9%	75.3%	72.7%
Home Delivery	64.7%	60.9%	63.0%	60.2%
Overall	74.8%	72.7%	74.2%	71.6%

Note: See Appendix for footnotes.

Table 2

Calculation of Adjusted Gross Profit and SG&A

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Gross profit, as reported	$844.5	$773.4	$3,209.9	$2,958.2
Amortization of NextRx-related intangible assets (3)	28.5	28.5	114.0	114.0
Non-recurring NextRx integration-related costs (4)	—	31.8	—	94.5
Non-recurring benefit related to client contract amendment (5)	—	—	—	(30.0)
Accrual related to client contractual dispute(11)	30.0	—	30.0	—

Adjusted gross profit	$903.0	$833.7	$3,353.9	$3,136.7

Selling, general and administrative expenses, as reported	$269.6	$215.5	$898.2	$887.3
Amortization of legacy intangible assets (6)	8.5	8.5	34.2	34.2
Amortization of NextRx-related intangible assets (3)	1.7	1.7	6.5	6.5
Non-recurring Medco transaction-related costs (7)	42.2	—	62.5	—
Non-recurring NextRx integration-related costs (4)	—	5.4	—	28.1

Adjusted selling, general and administrative expenses	$217.2	$199.9	$795.0	$818.5

Note: See Appendix for footnotes.

The Company is providing adjusted gross profit and selling, general and administrative expenses excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

Table 3

EBITDA Reconciliation

(in millions, except per claim data)

The following is a reconciliation of net income from continuing operations to EBITDA(8) from continuing operations. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income from continuing operations, as reported	$290.4	$329.6	$1,275.8	$1,204.6
Provision for income taxes	173.7	188.7	748.6	704.1
Depreciation and amortization	65.9	63.8	253.4	244.7
Interest expense, net	110.8	39.6	287.3	162.2

EBITDA from continuing operations, as reported	640.8	621.7	2,565.1	2,315.6
Non-recurring Medco transaction-related costs (7)	42.2	—	62.5	—
Non-recurring NextRx integration-related costs (4)	—	37.2	—	122.6
Non-recurring benefit related to client contract amendment (5)	—	—	—	(30.0)
Accrual related to client contractual dispute(11)	30.0	—	30.0	—

Adjusted EBITDA from continuing operations	$713.0	$658.9	$2,657.6	$2,408.2

Total adjusted claims	194.9	191.3	751.5	753.9

Adjusted EBITDA per adjusted claim	$3.66	$3.44	$3.54	$3.19

Note: See Appendix for footnotes.

The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

Table 4

Calculation of Adjusted EPS

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(per diluted share)
EPS from continuing operations, as reported	$0.59	$0.62	$2.53	$2.21

Non-recurring/transaction-related items:
Medco transaction-related costs (7)	0.06	—	0.08	—
Medco financing costs (9)	0.08	—	0.13	—
NextRx integration-related costs (4)	—	0.04	—	0.14
Benefit related to client contract amendment (5)	—	—	—	(0.03)
Accrual related to client contractual dispute(11)	0.04	—	0.04

Amortization of:
Legacy intangible assets (6)	0.01	0.01	0.04	0.04

NextRx-related intangible assets (3)	0.04	0.04	0.15	0.14

EPS from continuing operations, adjusted	$0.82	$0.71	$2.97	$2.50

EPS from discontinued operations, as reported	$—	$—	$—	$(0.04)

Non-recurring items:
Impairment and other charges (10)	—	—	—	0.04

EPS from discontinued operations, adjusted	$—	$—	$—	$—

Total EPS, adjusted	$0.82	$0.71	$2.97	$2.50

Note: See Appendix for footnotes.

The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

Appendix

Footnotes

(1)

These claims include home delivery, specialty and other claims including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBM's clients under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than retail claims.
(3)

Amortization of NextRx-related intangible assets include amounts in both revenues and selling, general and administrative expense. Revenue amortization is related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($17.9 million and $18.1 million net of tax, respectively) is included as a reduction to revenue for the three months ended December 31, 2011 and 2010 and $114.0 million ($71.9 million net of tax) is included as a reduction to revenue for the years ended December 31, 2011 and 2010.

In addition, intangible amortization of $1.7 million ($1.1 million net of tax) is included in selling, general and administrative expense in the three months ended December 31, 2011 and 2010 and $6.5 million ($4.1 million net of tax) is included in selling, general and administrative expense in the years ended December 31, 2011 and 2010.

(4)

Integration-related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs. $31.8 million ($20.2 million net of tax) is included in cost of revenues for the three months ended December 31, 2010 and $94.5 million ($59.6 million net of tax) is included in cost of revenues for the year ended December 31, 2010.

Additionally, the Company incurred integration-related costs of $5.4 million ($3.4 million net of tax) included in selling, general and administrative expense in the three months ended December 31, 2010 and $28.1 million ($17.7 million net of tax) included in selling, general and administrative expense for the year ended December 31, 2010.

(5)

Non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for year ended December 31, 2010. This amount was originally accrued in the NextRx opening balance sheet and in accordance with business combination accounting guidance the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(6)

This adjustment represents the effect of Express Scripts' legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.5 million ($5.3 million and $5.4 million net of tax) is included in selling, general and administrative expense for three months ended December 31, 2011 and 2010, respectively. $34.2 million ($21.6 million net of tax) is included in selling, general and administrative expense for the year ended December 31, 2011 and 2010.

(7)

Non-recurring transaction-related costs include those directly related to the proposed acquisition of Medco Health Solutions, Inc., and is primarily composed of professional fees. $42.2 million ($26.4 million net of tax), included in selling, general and administrative expense for the three months ended December 31, 2011 and $62.5 million ($39.4 million net of tax) is included in selling, general and administrative expense for the year ended December 31, 2011.

(8)

EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with U.S. GAAP. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

(9)

Financing costs include fees related to the termination of a portion of the bridge loan, amortization of remaining bridge loan fees, commitment fees related to the new credit agreement and interest and fees on the senior notes secured in conjunction with the proposed acquisition of Medco Health Solutions, Inc. Costs of $63.1 million ($39.5 million net of tax) is included in interest expense in the three months ended December 31, 2011 and $105.0 million ($66.2 million) is included in interest expense in the year ended December 31, 2011.

(10)

The Company recorded charges of $36.5 million ($23.0 million net of tax) during the year ended December 31, 2010, the majority of which reflects one-time costs associated with discontinued operations, including goodwill and asset impairment, subsequent write-down of assets to fair market value and the loss on sale of the Phoenix Marketing Group ("PMG") business during the year. $23.0 million is included in "Net loss from discontinued operations, net of tax" on the income statement for the year ended December 31, 2010 , related to these charges.

(11)

In December 2011, the Company received a proposal from a client asserting claims regarding the contractual interpretation of certain contractual terms. The Company responded with an offer to settle these issues with a lump sum payment of $30 million. Based on authoritative accounting guidance, the Company determined that these communications indicate that a loss is both probable and estimable and we recorded an accrual of $30 million ($18.9 million net of tax) as an offset to revenues for the year ended December 31, 2011. While no final agreement has been reached on the matter, the parties are engaged in active discussions and continue to work to resolve the open issues.